EXHIBIT 10.45


[LOGO] PRUDENTIAL                              JULIA B. BUTHMAN
                                               Vice President
                                               Corporate Finance

                                               PRUDENTIAL CAPITAL GROUP
                                               Two Prudential Plaza, Suite 5600,
                                               Chicago IL 60601-6716
                                               Tel 312 540-4237 Fax 312 540-4222
                                               julia.buthman@prudential.com

                                February 14, 2001



Ag-Chem Equipment Co., Inc.
5720 Smetana Drive, #100
Minneapolis, Minnesota 55343
Attention:  John C. Retherford
            Senior Vice President and Chief Financial Officer

Ladies and Gentlemen:

         Reference is made to that certain Note Agreement dated as of October 10, 1995 (as amended from time to time, the "NOTE AGREEMENT") between Ag-Chem Equipment Co., Inc., a Minnesota corporation (the "COMPANY"), and The Prudential Insurance Company of America ("PRUDENTIAL"), pursuant to which the Company issued and sold and Prudential purchased the Company's 7.25% senior note in the original principal amount of $15,000,000, due April 6, 2005. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

         Pursuant to the request of the Company and in accordance with the provisions of Section 9 of the Note Agreement, the parties hereto agree as follows:

         SECTION 1. AMENDMENT. From and after the date this letter becomes effective in accordance with its terms, the Note Agreement is amended as follows:

         1.1 The definition of "Interest Coverage Ratio" appearing in Section
5.1 of the Note Agreement is hereby amended to add the following at the end of clause (a) of such definition:

                  ", plus an amount equal to the nonrecurring charges of up to $3,434,000 in the aggregate related to costs incurred in connection with the merger of the Company and Agco Corporation to the extent such charges are deducted in computing Net Income for the applicable period,"

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that (a) this letter has been duly authorized, executed and delivered by the Company, (b) each representation and warranty set forth in Section 3 of the Note Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) after giving effect to the amendment to the Note Agreement in Section 1 hereof, no Event of Default or Default exists.

         SECTION 3. CONDITION PRECEDENT. This letter shall become effective as of the date first above written upon the return by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential. The letter should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601-6716, Attention: Wiley S. Adams.

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Ag-Chem Equipment Co., Inc.
February 14, 2001
Page 2



         SECTION 4. CONDITION RELATING TO MERGER. In the event that the merger between the Company and Agco Corporation shall be consummated, the Company agrees to (as soon as practicable but in no event more than two business days after such merger) make an optional prepayment of the Notes pursuant to Section 2.2(a) of the Note Agreement at a price of 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to the date of prepayment, plus the Make-Whole Amount. The failure to make such prepayment shall constitute an Event of Default under the Note Agreement.

         SECTION 5. REFERENCE TO AND EFFECT ON NOTE AGREEMENT. Upon the effectiveness of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in
Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         SECTION 6. GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

         SECTION 7. COUNTERPARTS; SECTION TITLES. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                         Very truly yours,

                                         THE PRUDENTIAL INSURANCE
                                           COMPANY OF AMERICA

                                          By: /s/ Julia Buthman
                                          ----------------------------------
                                          Julia Buthman
                                          Vice President

AGREED AND ACCEPTED:

AG-CHEM EQUIPMENT CO., INC.

By: /s/ John C. Retherford
    ---------------------------------
Name:   John C. Retherford
Title:  Senior Vice President

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Ag-Chem Equipment Co., Inc.
February 14, 2001
Page 3



Each of the undersigned Guarantors hereby consents to the foregoing amendment and confirms that, notwithstanding the foregoing amendment, all of its obligations under its Subsidiary Guaranty, dated as of October 10, 1995, remain in full force and effect with respect to the Note Agreement as modified as provided above.


LOR*AL PRODUCTS, INC.

By: /s/ John C. Retherford
    -------------------------------
Name:   John C. Retherford
Title:  Senior Vice President


AG-CHEM EQUIPMENT CANADA, LTD.

By: /s/ John C. Retherford
    -------------------------------
Name:   John C. Retherford
Title:  Senior Vice President


AG-CHEM EQUIPMENT CO.,
INTERNATIONAL CORP.

By: /s/ John C. Retherford
    -------------------------------
Name:   John C. Retherford
Title:  Senior Vice President